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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the references to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated February 18, 1999, except as to the second paragraph of Note 5, as to which the date is June 21, 1999, in the Registration Statement (Form S-1) and related Prospectus of CyberSource Corporation for the registration of 3,450,000 shares of its common stock.

                                          /s/ Ernst & Young LLP

San Jose, California
October 19, 1999